UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2021

ION Geophysical Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-12691	22-2286646
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2105 CityWest Blvd., Suite 100, Houston, Texas 77042

(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 933-3339

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock: par value $0.01 per share	IO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry Into A Material Definitive Agreement

On April 26, 2021, ION Geophysical Corporation (the “Company”) entered into an At The Market Offering Agreement (the “ATM Agreement”) with H.C. Wainwright & Co., LLC (the “Agent”) pursuant to which the Company may offer and sell its common stock, par value $0.01 per share (the “Common Stock”), having an aggregate gross sales price of up to $10,000,000 (the “Shares”), to or through the Agent, as the Company’s sales agent, from time-to-time, in an “at the market offering” (as defined in Rule 415 under the Securities Act of 1933, as amended (the “Act”)) of the Shares, which includes sales made directly on the New York Stock Exchange and such other sales as agreed upon by the Company and the Agent (the “ATM Offering”). The Company is limited in the number of shares it can sell in the ATM Offering where the number of such shares sold may not exceed (a) the number or dollar amount of shares of Common Stock registered on that certain shelf registration statement on Form S-3 (File Number 333-234606), filed with the Securities and Exchange Commission (the “SEC”) on December 19, 2019 and declared effective by the SEC on December 23, 2019 (the “Registration Statement”), (b) the number of authorized but unissued shares of Common Stock available for issuance, or (c) the number or dollar amount of shares of Common Stock that would cause the Company or the offering of the Shares to not satisfy the eligibility and transaction requirements for use of Form S-3, including, if applicable, General Instruction I.B.6 of Registration Statement on Form S-3.

Any Shares sold to or through the Agent will be issued pursuant to a prospectus dated December 23, 2019 and a prospectus supplement dated April 26, 2021 filed with the SEC (the “Prospectus Supplement”), in connection with one or more offerings of shares under the Registration Statement. Furthermore, the Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices, applicable state and federal law, rules and regulations to sell the Shares from time-to-time based upon the terms and conditions set forth in the ATM Agreement. The Agent is not under any obligation to purchase any of the Shares on a principal basis pursuant to the ATM Agreement, except as otherwise agreed by the Agent and the Company in writing pursuant to a separate terms agreement. The Agent’s obligations to sell the Shares under the ATM Agreement are subject to satisfaction of certain conditions, including customary closing conditions.

The Company has agreed to pay the Agent a commission of 3% of the gross sales price of any Shares sold in the ATM Offering. The Company made certain customary representations, warranties, and covenants in the ATM Agreement and also agreed to indemnify the Agent against certain liabilities, including liabilities under the Act. The ATM Agreement is not intended to provide any other factual information about the Company. The representations, warranties, and covenants contained in the ATM Agreement were made only for purposes of the ATM Agreement, including the allocation of risk between the parties thereto, and as of specific dates, were solely for the benefit of the parties to the ATM Agreement, and may be subject to limitations agreed upon by the parties thereto, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the ATM Agreement.

The foregoing description of the ATM Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the ATM Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K (the “Current Report”) and is incorporated by reference herein.

A copy of the opinion of Winston & Strawn LLP relating to the validity of the Shares that may be offered and sold under the ATM Agreement and Prospectus Supplement is also filed as Exhibit 5.1 to this Current Report and is incorporated by reference herein.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are filed or furnished with this Current Report:

Exhibit Number	Description of Exhibit
1.1	At The Market Offering Agreement between ION Geophysical Corporation and H.C. Wainwright & Co., LLC, dated April 26, 2021
5.1	Opinion of Winston & Strawn LLP
23.1	Consent of Winston & Strawn LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ION GEOPHYSICAL CORPORATION

Date: April 26, 2021
	By:	/s/ Matthew Powers
Matthew Powers
Executive Vice President, General Counsel, and Corporate Secretary